Exhibit 99.1

Orthofix, International N.V. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

News Release

CONTACT:

    Mark Quick

    Investor Relations

    Tel 214 937 2924

markquick@orthofix.com

Orthofix Announces Filing of Restated Financial Statements

Restatement Set Forth in Amended Annual and Quarterly Reports Filed with SEC

Company to Host Conference Call on Thursday, March 27 in Connection With Full-Year 2013 Results

LEWISVILLE, Texas — March 24, 2014 — Orthofix International N.V. (NASDAQ:OFIX) (“Orthofix” or the “Company”) today announced that it has completed the filing of its previously announced financial statement restatement. The restatement is described in an amendment to the Company’s annual report on Form 10-K/A for the fiscal year ended December 31, 2012 (the “Form 10-K/A”) and an amendment to the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2013 (the “Form 10-Q/A,” and collectively with the Form 10-K/A, the “Amendments”), each of which have been filed today with the Securities and Exchange Commission (the “SEC”).

Contemporaneously with the filing of the Amendments, the Company has today filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013. The Company expects to file with the SEC its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013 on March 25, 2014. Additionally, the Company plans to release earnings results for the year ended December 31, 2013 on the morning of March 27, 2014. The Company currently expects to file its Annual Report on Form 10-K for the year ended December 31, 2013 by March 31, 2014.

“The Audit Committee, with the assistance of independent outside professionals, has conducted a thorough review of these matters,” said Davey S. Scoon, Chairman of the Audit Committee of the Company’s Board of Directors. “The Audit Committee has concluded its review and is confident that the Company is appropriately addressing the matters, including the internal control over financial reporting weaknesses that led to the restatement.”

The restated financial statements were prepared by the Company’s management in conjunction with the previously announced independent review (the “Independent Review”) into these matters conducted by the Audit Committee. The scope of the Independent Review, which was determined by the Audit Committee in consultation with outside professionals engaged by the Audit Committee, focused primarily on revenue recognition related to distributor arrangements and inventory reserve adjustments. In conjunction with the Independent Review, management concluded that errors existed in the Company’s previously issued consolidated financial statements with respect to fiscal years 2012, 2011 and 2010, and the first quarter of 2013.

In addition, similar types of errors were identified in the Company’s previously issued consolidated financial statements of 2009, 2008 and 2007, for which the Company has included restated financial information for 2009 and 2008 in the “Selected Financial Data” table of the Form 10-K/A. Adjustments prior to 2010 are recognized as a cumulative adjustment to beginning retained earnings as of January 1, 2010 in the consolidated statements of changes in shareholders’ equity included in the audited

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

consolidated financial statements contained in the Form 10-K/A. In addition to the matters that were the subject of the Independent Review, certain other adjustments identified by the Company’s management, including revisions to inventory reserves and royalties, were made to the consolidated financial statements in connection with the restatement.

Effects of the Restatement

The restatement of the Company’s previously issued consolidated financial statements resulted in, among others, the following changes:

•	a reduction in net sales for the years ended December 31, 2012 and 2011 of $14.7 million and $28.2 million, respectively, and an increase in net sales for the year ended December 31, 2010 of $1.9 million;

•	a decrease in net income from continuing operations for the years ended December 31, 2012 and 2011 of $8.9 million and $14.5 million, and an increase in net income from continuing operations for the year ended December 31, 2010 of $3.2 million; and

•	a decrease in opening retained earnings and total stockholders’ equity at January 1, 2010 of $8.3 million and $7.6 million, respectively.

Remedial Action

The Company is committed to maintaining an effective control environment and making changes necessary to enhance effectiveness. This commitment has been, and will continue to be, communicated to and reinforced throughout the Company. As part of this commitment, the Company is implementing an internal audit program that will take into account the nature of the Company’s business and the geographies in which the Company conducts it. The Company is also updating its code of conduct, and all its employees will be required to annually acknowledge their commitment to adhering to its provisions. The Company also will inform all new employees and regularly remind all existing employees of the availability of its compliance hotline, through which employees at all levels can anonymously submit information or express concerns regarding accounting, financial reporting and other irregularities they may have become aware of or observed.

The Company is in the process of developing a plan for remediation of its internal control over financial reporting. In addition, it has designed and plans to implement, and in some cases has already implemented, the specific remediation initiatives described below.

Remediation plan with respect to controls over revenue recognition practices relating to the Company’s distributors:

•	Enhanced revenue recognition training materials for all sales personnel.

•	In the process of training sales management personnel (including senior-level management) pursuant to our updated revenue recognition training materials.

•	Created and implemented an improved sales certification process to identify any sales with deviations from written sales contracts.

•	Established and hired a new Senior Manager of Revenue position in the finance department, which the Company believes will bring additional revenue recognition expertise to address our more complex revenue transactions to help ensure that our revenue recognition policies are correctly applied.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

•	Working to improve procedures with respect to the proper communication, approval, documentation and accounting review of deviations from written sales contracts.

Remediation plan with respect to controls over the computation and recording of the Company’s inventory reserves:

•	Enhanced controls over the model for determining inventory reserves to ensure that, once reserves are established in a fiscal year, subsequent write-ups based on demand are not recognized.

•	Implementing additional review of inventory reserve analysis, including the involvement of both finance and operational executives, and more analysis of days inventory on hand at the product line level, which we expect to provide better controls to assess excess and obsolete inventory based on the current inventory on hand in relation to the demand forecast and related reserve.

Remediation plan with respect to controls over foreign subsidiary oversight:

•	Changed structure so that all subsidiaries’ accounting functions now report to the VP, Controller within the corporate accounting function, which we believe will provide additional corporate-level oversight of their activities.

•	Established and hired a Director of Controls and Process Improvement, whose primary duties are the design and implementation of internal control over financial reporting.

•	Engaged a professional firm to perform testing and evaluation of the Company’s internal controls, and to assist the Company in designing and implementing additional financial reporting controls and financial reporting control enhancements.

•	Evaluating accounting systems to determine appropriate enhancements.

Brad Mason, President and Chief Executive Officer, said, “The past year has presented us with a unique set of challenges, but we are confident Orthofix is emerging stronger and with a renewed energy to drive our business forward. We are committed to achieving and maintaining a strong control environment, high ethical standards and financial reporting integrity. This commitment has been and will continue to be communicated to every Orthofix employee. It is accompanied by renewed management focus on strategies and processes intended to drive long-term shareholder value.”

About Orthofix

Orthofix International N.V. is a diversified, global medical device company focused on improving patients’ lives by providing superior reconstructive and regenerative orthopedic and spine solutions to physicians worldwide. Headquartered in Lewisville TX, the company has four strategic business units that include BioStim, Biologics, Extremity Fixation and Spine Fixation. Orthofix products are widely distributed via the company’s sales representatives, stocking distributors and its subsidiaries. In addition, Orthofix is collaborating on research and development activities with leading clinical organizations such as the Musculoskeletal Transplant Foundation, the Orthopedic Research and Education Foundation and the Texas Scottish Rite Hospital for Children. For more information, please visit www.orthofix.com.

Orthofix, Inc. 3451 Plano Parkway Lewisville, TX 75056 USA Tel 214 937 2000 Orthofix.com

Forward-Looking Statements

This communication contains certain forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may include, but are not limited to, statements concerning the projections, financial condition, results of operations and businesses of Orthofix and its subsidiaries and are based on management’s current expectations and estimates and involve risks and uncertainties that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.

The forward-looking statements in this release do not constitute guarantees or promises of future performance. Factors that could cause or contribute to such differences may include, but are not limited to: risks relating to the Audit Committee review and financial restatement described herein and related legal proceedings (including potential action by the Division of Enforcement of the SEC and pending securities class action litigation); the Company’s review of allegations of improper payments involving the Company’s Brazil-based subsidiary; the Company’s non-compliance with certain NASDAQ Stock Market listing rules, and related pending hearings proceedings in connection therewith; the expected sales of the Company’s products, including recently launched products; unanticipated expenditures; changing relationships with customers, suppliers, strategic partners and lenders; changes to and the interpretation of governmental regulations; the resolution of pending litigation matters (including the Company’s indemnification obligations with respect to certain product liability claims against, and the government investigation of, the Company’s former sports medicine global business unit, as further described in the “Legal Proceedings” section of the Form 10-K/A, and other subsequent periodic reports filed by the Company with the SEC); the Company’s ongoing compliance obligations under a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services (and related terms of probation) and a deferred prosecution agreement with the U.S. Department of Justice; risks relating to the protection of intellectual property; changes to the reimbursement policies of third parties; the impact of competitive products; changes to the competitive environment, the acceptance of new products in the market, conditions of the orthopedic industry, credit markets and the economy; corporate development and market development activities, including acquisitions or divestitures, unexpected costs or operating unit performance related to recent acquisitions; and other risks described in Item 1A under the heading “Risk Factors” in the Form 10-K/A, as well as in other subsequent periodic reports filed by the Company with the SEC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release.